As filed with the Securities and Exchange Commission on January ___, 2006



                                                     Registration No. 333-114931

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                               AMENDMENT NUMBER 7
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            SK REALTY VENTURES, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


               Nevada                                6531                             76-0747086
    (State or other jurisdiction         (Primary Standard Industrial      (I.R.S. Employee Identification
 of incorporation or organization)       Classification Code Number)                   Number)


                                 --------------
                                2209 Merrick Road
                                    Suite 204
                                Merrick, NY 11566
                                 (516) 683-1254


   (Address and telephone number of Registrant's principal executive offices)


                                 Richard Miller
                             Chief Executive Officer
                            SK Realty Ventures, Inc.
                                2209 Merrick Road
                                    Suite 204
                                Merrick, NY 11566
                                 (516) 683-1254
                                 --------------

                                   Copies to:
                               Paul Goodman, Esq.
                              420 Lexington Avenue
                            New York, New York 10170
                                 (212) 661-6800

           (Name, address, and telephone number of agent for service)

                                -----------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission on Form SB-2. These securities may not be sold nor may an offer to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                                 --------------

                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------ --------------------- --------------------- ---------------------
                            Maximum Amount      Proposed Maximum      Proposed Maximum
Title of Securities              to be              Offering             Aggregate             Amount of
To be Registered:             Registered         Price Per Share       Offering Price      Registration Fee:
                                (1)(2):               (3):
-------------------------- ------------------ --------------------- --------------------- ---------------------
Common Stock, Par Value,
$0.0001share                   2,300,240             $0.10              $230,240.00              $26.04
-------------------------- ------------------ --------------------- --------------------- ---------------------

(1)   Includes 2,300,240 shares of common stock sold by selling shareholders.


(2) Also includes an indeterminate number of shares of common stock which may be issued with respect to such shares by way of a stock dividend, stock split or similar transaction in accordance with Rule 416.

(3) Selling shareholders will sell at the proposed offering price of $0.10 per share until the Company's securities are quoted on the Over The Counter Bulletin Board, and thereafter at prevailing market price or prices or privately negotiated price.

                                 --------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED JANUARY ___, 2006



                        2,300,240 SHARES OF COMMON STOCK
                            SK REALTY VENTURES, INC.


                                   -----------

      There is currently no public market for our common stock and our common is not currently traded. We intend on seeking to have our common stock listed for quotation on the Over-The-Counter Bulletin Board.



      This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to: 2,300,240 shares of our common stock. The selling shareholders will sell at the proposed offering price of $0.10 per share until the Company's securities are quoted on the Over The Counter Bulletin Board, and thereafter at prevailing market price or prices or privately negotiated price.


      We will receive no proceeds from the sale of our common stock by the selling stockholders identified in this prospectus.


      You should read this prospectus carefully before you invest in our common stock. Investing in our common stock involves risks. See, "RISK FACTORS" beginning on page 7.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      The date of this Prospectus is January __, 2006.

      The following table of contents has been designed to help you find important information contained in this prospectus.

                                TABLE OF CONTENTS


Section                                                                Page
-------                                                                ----

Prospectus Summary...................................................  5
Risk Factors ........................................................  7
Plan of Distribution.................................................  10
Information on Selling Stockholders..................................  12
The Company..........................................................  26
Facilities...........................................................  31
Litigation...........................................................  31
Management's Discussion and Analysis.................................  32
Directors, Executive Officers, Promoters and Control Persons.........  34
Executive Compensation...............................................  35
Summary Compensation Table...........................................  35
Option Grants in 2003................................................  35
Security Ownership of Certain Beneficial Owners and Management.......  37
Market for Registrant's Common Equity and Related Stockholder Matters  38
Description of Securities............................................  39
Legal Matters........................................................  40
Experts..............................................................  40
Where To Find Additional Information ................................  40
Index to Financial Information.......................................  F-1




                               PROSPECTUS SUMMARY

      This prospectus summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. For a more complete description of this offering, you should read this entire prospectus as well as the additional documents we refer to under the heading "Where To Find Additional Information."

OUR COMPANY

      Founded in 2003, we are in the business of purchasing tax lien certificates and tax deeds from municipalities and either realizing interest payments upon the redemption of the tax lien certificate by the owner of the underlying property or foreclosing on the property. Since our inception, we have acquired two properties in Reading, Pennsylvania via this method. Tax lien certificates and tax deeds are sold at auction by taxing jurisdictions as a method to collect delinquent real estate taxes. Once the tax lien certificate is issued by the jurisdiction, it becomes a first lien against the real estate property and depending upon the jurisdiction, the owner of the property has a statutorily fixed period of time to pay the delinquent real estate taxes plus penalties and interest to the tax lien certificate holder. If the delinquent real estate taxes plus penalties and interest is not paid during such period of time, in most jurisdictions, the property is then transferred to the tax lien certificate in a form of foreclosure action. Our plan is to buy tax lien certificates in a number of jurisdictions.



      As of December 31, 2005, there were shares of the Company's common stock issued and outstanding.



      The selling shareholders will sell at the proposed offering price of $0.10 per share until the Company's securities are quoted on the Over The Counter Bulletin Board, and thereafter at prevailing market price or prices or privately negotiated price.


      Our principal executive offices are located 2209 Merrick Road; Suite 204, Merrick, NY 11566, and our telephone is (516) 683-1254.


                        Summary Financial and Other Data



      The summary financial information as of September 30, 2005 has been extracted from the financial statements found at the back of this prospectus

Consolidated Balance Sheet Data:
     Total assets                                      $ 37,991
     Total liabilities                                 $173,425
     Stockholders' equity (deficit)                   ($135,434)

Consolidated Statements of
Operations and Other Comprehensive Loss

     Revenues                                          $      0
     Expenses                                          $ 85,029
     Total Comprehensive Loss                          ($87,279)
     Basic Loss per share                                ($0.01)
     Weighted Average Number of
       Shares Outstanding                            12,091,448


The information set forth in this summary financial information reflects the acquisition by the Company of J. Adam Holdings, Inc.

                                  RISK FACTORS

BECAUSE WE HAVE A LIMITED HISTORY OF OPERATIONS WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

OUR BUSINESS REQUIRES SIGNIFICANT EXPENDITURES WHICH WE MUST PAY BEFORE REALIZING ANY REVENUES AND THEREFORE, WE MAY HAVE PROBLEMS FINANCING OPERATIONS.

The development of our business and the purchase of properties at tax sale auctions and tax lien certificates requires significant expenditures which are incurred before any revenue is recognized. We will continue to incur significant expenditures in connection with the acquisition of tax lien certificates. We cannot assure you that any required additional financing will be available to us or that any additional financing will not materially dilute the ownership of our shareholders. Any inability of the Company to secure additional financing on terms acceptable to the Company may have a material adverse effect on the business of the Company.

THE NATURE OF OUR BUSINESS MAY MAKE PROJECTING FUTURE FINANCIAL RESULTS DIFFICULT, WHICH MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND ON THE PRICE OF OUR STOCK

Once a Company has acquired a tax lien certificate, the Company will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. In the event that the tax lien certificate is not redeemed, and the property is foreclosed or a property is bought in a tax sale auction, the Company will not be able to predict how quickly it may be rented or sold which may result in a significant amount of the Company's funds being illiquid, which may have a material adverse effect on the business of the Company . Additionally, if the Company purchases a property in a tax lien sale, we will not know how quickly it may be rented or sold and the failure of the Company to regularly sell properties or collect on tax liens may have a material adverse effect on the business of the Company.

DUE TO THE LACK OF A CURRENT PUBLIC MARKET FOR OUR STOCK, INVESTORS MAY HAVE DIFFICULTY IN SELLING STOCK THEY PURCHASE

Prior to this Offering, no public trading market existed for the Company's securities. There can be no assurance that a public trading market for the Company's common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. Although the Company intends to become eligible for quotation on the Over the Counter Bulletin Board through having a registered broker dealer submit a Form 15c211 with the National Association of Securities Dealers, there can be no assurance as to when the Company's common stock will be declared eligible for quotation on the OTCBB. In addition, while the Company's common stock may be eligible for quotation on the "Pink Sheets", the Company does not intend on pursuing having its common stock listed for quotation on the Pink Sheets. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCBB and as a result, an investor may find it difficult to dispose of any Shares purchased hereunder. Because there is none and may be no public market for the Company's stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company's common stock is eligible for quotation on the OTCBB, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. and an investor may find it difficult to dispose of any Shares purchased hereunder.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES WHICH MAY BE DETRIMENTAL TO INVESTORS

Based upon the anticipated price of the Company's Common Stock on the OTC Bulletin Board, the Company may be subject to Rule 15g-9 under the Exchange Act which imposes additional sales practice requirements on broker-dealers which sell securities to persons other than established customers and "accredited investors." For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received a purchasers written consent to the transaction prior to sale. Consequently, the Rule may adversely affect the ability of the broker-dealers to sell the Company's securities and may affect the Company's ability to secure future equity financing which would have a material adverse effect on the Company.

The Commission adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share, subject to certain exceptions. Since the Company's securities may be subject to the existing rules on penny stock, the market liquidity for the Company's securities could be severely adversely affected.

The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

WE HAVE NOT PAID DIVIDENDS AND DO NOT ANTICIPATE THE PAYMENT OF DIVIDENDS

The Company does not currently intend to pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business. Because no dividends will be paid, purchasers of shares should not expect any return on their investment in the form of cash dividends.

OUR UNPREDICTABLE CASH FLOW MAY MAKE IT DIFFICULT TO PAY OUR EXPENSES AND TO CAPITALIZE ON OPPORTUNITIES.

Once we have acquired a tax lien certificate, we will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. Once a property is foreclosed, we will not be able to predict how quickly it may be rented or sold and therefore, we may have difficulty in predicting and maintaining cash flow. A lack of sufficient cash flow may make it difficult for us to pay our expenses and may make it difficult to capitalize on opportunities to purchase additional tax lien certificates, either of which may have a material adverse effect on the Company.

NO FINANCIAL RESERVES; INSOLVENCY; OUR AUDITORS HAVE ISSUED A "GOING CONCERN" OPINION REGARDING THE COMPANY


The Company has very limited financial resources and as of September 30, 2005, the Company had only a negligible cash balance and the Company's liabilities as of September 30, 2005 far exceed the Company's assets, resulting in the Company being currently insolvent. In addition, our auditors have issued a "going concern" opinion regarding the Company which notes that the Company's significant losses from operations, raises substantial doubt about its ability to continue as a going concern. While the Company currently has credit line financing made available by a related party, the ability of the Company to achieve its operating goals and to obtain such additional finances, however, is uncertain. In the event that the Company cannot either raise additional capital or find new or additional sources of financing, the Company may not be able to continue operations.

FORWARD LOOKING STATEMENTS

      The statements we make in this prospectus that are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "believes," "estimates," "projects" or similar expressions are intended to identify these forward-looking statements. These statements are subject to risks and uncertainties beyond our reasonable control that could cause our actual business and results of operations to differ materially from those reflected in our forward-looking statements. The safe harbor provisions provided in the Securities Litigation Reform Act do not apply to forward-looking statements we make in this prospectus.

      Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on trends, which we anticipate in our industry and our good faith estimate of the effect on these trends of such factors as industry capacity, product demand and product pricing. In addition, our forward-looking statements are subject to our ability to reverse the current negative trend in our financial results.

      The inclusion of projections and other forward-looking statements should not be regarded as a representation by us or any other person that we will realize our projections or that any of our forward-looking statements contained in this prospectus will prove to be accurate. We will not update any forward-looking statements other than as required by law.


PLAN OF DISTRIBUTION

      The selling shareholders will sell at the proposed offering price of $0.10 per share until the Company's securities are quoted on the Over The Counter Bulletin Board, and thereafter at prevailing market price or prices or privately negotiated price.

      o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

      o     in privately-negotiated transactions;

      o     through the writing of options on the shares;

      o     short sales; or

      o     any combination thereof.

      The sale price to the public may be:

      o     the market price prevailing at the time of sale;

      o     a price related to such prevailing market price;

      o     at negotiated prices; or

      o such other price as the selling stockholders determine from time to time.

      The shares may also be sold pursuant to Rule 144 or Regulation S. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus. In the event of any material change in the Company or its financial condition, the relevant details will be set forth in a supplement or revision to this prospectus.

      The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

      Selling shareholders will sell at the proposed offering price until the Company's securities are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market price or prices or privately negotiated price.

      The expenses associated with this offering is estimated to be $21,525.00 which will be paid by the Company through either the sale of one of its properties or by taking an advance against its credit line agreement.

      Any material change in this Plan of Distribution will be reflected in an amendment to this Registration Statement which will be re-distributed to all investors.

USE OF PROCEEDS

      We are registering shares of common stock offered by this prospectus to satisfy our contractual obligation to the investors. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders under this prospectus.

INFORMATION ON SELLING STOCKHOLDERS


      The following table includes certain information with respect to the selling stockholders as of September 30, 2005. The selling stockholders are not registered broker-dealers or affiliates of any registered broker-dealers.

                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
AAMPRO GROUP, INC                                      100,000                  100,000                   0%

PAUL GOODMAN (1)                                        50,000                   50,000                   0%

MILTON MILLER (2)                                      280,000                  280,000                   0%

JERALD HAWK                                            275,000                  275,000                   0%

BARRY HAWK (2)                                         250,000                  250,000                   0%

STUART DAVIS (2)                                       250,000                  250,000                   0%

ROBERT DAVIS(2)                                        275,000                  275,000                   0%

CONGREGATION EITZ CHAYIM                                10,144                   10,000                   0%

STEVE ZEITCHICK                                        150,000                  150,000                   0%

YESHIVA UNIVERSITY                                      10,000                   10,000                   0%

GWEN SIMON                                             300,000                  300,000                   0%

BONNIE ABER                                                 30                       30                   0%

LARRY ABRAMS                                                 1                        1                   0%

ALAN ADELSON & ELLEN ADELSON                                 3                        3                   0%

943518 ALBERTA LTD.                                        250                      250                   0%

DOMINIC ALBO, JR.                                            1                        1                   0%

JOE ALLEN                                                    1                        1                   0%

JAMES ALLEY                                                  1                        1                   0%

VALARIE ALTER                                                1                        1                   0%

AMSTAFF, INC.                                              432                      432                   0%

ROGER ARNEBURGH                                              1                        1                   0%

ASHIR BAH LLC                                              900                      900                   0%

RONALD ATTEBURY                                              1                        1                   0%


                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
LORA BARKER CUST. MARTIN BARKER UGMA                         1                        1                   0%

ROY BARKER                                                   1                        1                   0%

RUTH BARKER                                                  1                        1                   0%

ROBERT BARRET                                                1                        1                   0%

J BARRY ROBB PROFIT SHARING TRUST                            1                        1                   0%

OWEN BARTLETT & JENINE A. BARTLETT                           1                        1                   0%

BASIC INVESTORS INC.                                        60                       60                   0%

CATHERINE BATEY                                              1                        1                   0%

BRENT BECK                                                   1                        1                   0%

VERN BELAUSTEQUI & VELMA BELAUSTEQUI, JT.                    1                        1                   0%
TEN.

RICHARD BENNETT                                              1                        1                   0%

FRANK BEBEREA                                                1                        1                   0%

JOSEPH BERGESON                                              2                        2                   0%

JACK BERRETT & BARBARA BERRETT JT. TEN.                      1                        1                   0%

MERGE BERRET                                                 1                        1                   0%

WILLIAM BEYER & SHIRLEY BEYER, JT. TEN.                      1                        1                   0%

SAM BIDA & NEVA BIDA, JT. TEN.                               1                        1                   0%

BIG VALLEY LAND & CASTLE CO                                  1                        1                   0%

RUSSELL M BILLINGS                                           1                        1                   0%

BILLION STAR ASIA LTD                                       45                       45                   0%

PHILIP REED BLOMQUIST                                        1                        1                   0%

NICK BOYER                                                   1                        1                   0%

MELVIN BRIGGS                                                1                        1                   0%

DEAN BRISTOW                                                 1                        1                   0%

                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
BRUCE BROCKBANK                                              1                        1                   0%

RAY BRODERICK & PAULA BRODERICK JT TEN                       1                        1                   0%

BRONCO                                                       1                        1                   0%

MARTY BROOKS                                                 1                        1                   0%

LEONARD BROWN                                                1                        1                   0%

DAVID BROWN                                                  1                        1                   0%

PATRICIA A BUNDERSON                                         1                        1                   0%

CHARLES W BURNS                                              1                        1                   0%

C & B MARKETING                                              1                        1                   0%

JAMES CAGALA & NICOLE CAGALA JT TEN                          1                        1                   0%

ELLIOTT CAPLAN                                             150                      150                   0%

KENNETH R CARDON                                             1                        1                   0%

DOUGLAS A CASPER                                             1                        1                   0%

LUCKY N CATON                                                1                        1                   0%

CDA INVESTMENT                                               1                        1                   0%

CEDE & CO THE DEPOSITORY TR & CLEARING CO               28,015                   28,015                   0%

BYUNG CHUL CHA                                              12                       12                   0%

CHABAD OF GREAT NECK                                       120                      120                   0%

M R CHALFANT                                                 1                        1                   0%

LUAYNE C CHATHAM                                             1                        1                   0%

RUTH CHILOS                                                  1                        1                   0%

DEOG SUNG CHO                                               12                       12                   0%

BYENG CHANG CHOI                                             3                        3                   0%

JIN MOOK CHOI                                               11                       11                   0%

KATHY CHRISTENSEN                                            1                        1                   0%

LEE CHRITCHFIELD                                             1                        1                   0%


                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
JOHN A CIMINSKI & DAVID ALTON BURNETTE JT                    1                        1                   0%
TEN

GERALD T CLOSE                                               1                        1                   0%

SHERMAN L CLOWARD PENSION & PROFIT                           1                        1                   0%
SHARING TRUST

EARL COCHRAN                                                 1                        1                   0%

CONTINENTAL AMERICAN RESOURCES INC                           1                        1                   0%

ROBERT COOMBS                                                1                        1                   0%

JACK G CORNETT JR & BECKY L CORNETT JT TEN                   1                        1                   0%

CORPORATE SERVICES GROUP LLC                               420                      420                   0%

COVEY & COMPANY, INC.                                        1                        1

MARVIN R COX                                                 1                        1                   0%

CROSS CAPITAL FUND LLC                                   5,383                    5,383                   0%

WILLIAM R CUMMINGS & FAITH B CUMMINGS JT                     1                        1                   0%
TEN

TERRI LYNN CURTIS & JOHN WILLIAM CURTIS                      1                        1                   0%
JT TEN

MICHAEL CURTIS                                               1                        1                   0%

CYBER-CARE INC                                              29                       29                   0%

PATRICIA DEBOARD                                             1                        1                   0%

MAZIE DESANTO & DIANE BAKKE JT TEN                           1                        1                   0%

DOUGLAS DIMICK                                              51                       51                   0%

HOWARD A DIXON                                               1                        1                   0%

KENNETH C DIXON                                              1                        1                   0%

DONG AH FLOUR MILLING CO LTD                                 5                        5                   0%
DAVID DORTON                                                 1                        1                   0%

LEONARD E DRIGGS                                             1                        1                   0%

CLIFF F DUNSTON                                              1                        1                   0%


                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
ALICE EARHEART                                               1                        1                   0%

CHARLES EDELEN                                               1                        1                   0%

MARTHA EENKHOORN                                             1                        1                   0%

JACK EKINS                                                   1                        1                   0%

JOHN P EKINS                                                 1                        1                   0%

MIKE ELROD                                                   1                        1                   0%

E O M                                                        1                        1                   0%

MICHAEL ESPLIN & CRAIG SNYDER JT TEN                         1                        1                   0%

EDWIN FANKHAUSER                                             1                        1                   0%

STEPHEN L FARKAS                                        58,093                   58,093                   0%

RON FIFE                                                     1                        1                   0%

DAVID J FINCH & MELISSA K FINCH JT TEN                       1                        1                   0%

STEVEN K FLENTJE                                             1                        1                   0%

JON J FLETCHER                                               1                        1                   0%

CHARLES H FOOTE                                              1                        1                   0%

DAVID FOUTCH                                                 1                        1                   0%

SHERMAN D GARDNER                                            1                        1                   0%

PETER GARFF CUST FBO MATTHEW & LISA GARFF                    1                        1                   0%
UNDER THE UT\UGMA

JAMES D GARRETSON                                            1                        1                   0%

LAWRENCE M GIBNEY                                            1                        1                   0%

KERRY GIOVANINI & ANDY WELCH JT TEN                          5                        5                   0%

GLEN G GREEN & BETTY S GREEN JT TEN                          1                        1                   0%

GLENNA GREY                                                  1                        1                   0%

DONNA GYORFI                                                30                       30                   0%


                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
HAIG HAGIHARA                                                1                        1                   0%

DON HANN                                                   450                      450                   0%

R KELLY HARRIS                                               1                        1                   0%

CLIFFORD JOHN HARRISON                                       1                        1                   0%

HERMAN K HATCH                                               1                        1                   0%

MICHAEL HAYES                                                1                        1                   0%

BRENT HAYWOOD                                                1                        1                   0%

E J HAYWOOD                                                  1                        1                   0%

JAMES P HENDRIX                                              1                        1                   0%

TED W HILLSTEAD                                              1                        1                   0%

JERALD D HOLYOAK & ANNE W HOLYOAK JT TEN                     1                        1                   0%

CHAD HOOPES                                                  1                        1                   0%

EDITH COLES HORNVNG                                          1                        1                   0%

BEVERLY HORTON                                               6                        6                   0%

WILLIAM HOUSTON                                              1                        1                   0%

THOMAS M HUGHES & THOMAS A HUGHES JT TEN                     1                        1                   0%

DAE SEOG HWANG                                              12                       12                   0%

IRENE V INGEGNERI & JOE S INGEGNERI JT TEN                  80                       80                   0%

JAUSSI ENTERPRISES                                           1                        1                   0%

JERRY A JEFFS & KAY JEFFS JT TEN                             1                        1                   0%

RAYMOND E JESSOP CHARITABLE REMAINDER                        1                        1                   0%
UNIT TRUST DTD 12-28-93

HUGH JOHNSON                                                 1                        1                   0%

LLYOD JOHNSON & MARJORIE JOHNSON JT TEN                      1                        1                   0%

GAIL JONES                                                   1                        1                   0%

                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------

MILT JONES                                                   1                        1                   0%

BARRY L KAHN                                                 1                        1                   0%

JOSEPH A KATZ & SENIA G KATZ JT TEN                          1                        1                   0%

MARTIN I KATZ                                                1                        1                   0%

SYLVIA KAUFMAN                                               1                        1                   0%

KIM KEENE                                                   60                       60                   0%

KARL KENDALL                                                 1                        1                   0%

KEARN KENDALL                                                1                        1                   0%

YOUNG HO KIM                                                11                       11                   0%

YOUNG HAK KIM                                                6                        6                   0%

FRANKLIN KIMBALL                                             1                        1                   0%

H W KIRKENDALL & DAWN KIRKENDALL JT TEN                      1                        1                   0%

BEN KOLMAN                                                   1                        1                   0%

KOREA FLOUR MILLING CO                                       5                        5                   0%
LTD

ELIZABETH KOZIC                                             30                       30                   0%

GEORGE L KUSIC & ALEXANDRA B KUSIC JT TEN                    1                        1                   0%

SEUNG HO KWAK                                               21                       21                   0%

JI HO KWAK                                                  14                       14                   0%

RICHARD LAMB                                                 1                        1                   0%

LAVERNE LAMBSON                                              1                        1                   0%

RICHARD B LANDY                                            200                      200                   0%

DAVID GRANT LANE                                             1                        1                   0%

DUSTY LANE & KAREN LANE JT TEN                               1                        1                   0%

GRANT LANE                                                   1                        1                   0%

JERRY LANE                                                   1                        1                   0%

                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
SCOTT LANE                                                   1                        1                   0%

TROY LANE                                                    1                        1                   0%

DAVID L LANGE                                                1                        1                   0%

EMMITT A LARKIN COMPANY INC                                  1                        1                   0%

F CALL LAW                                                   1                        1                   0%

JAEIL LEE                                                   14                       14                   0%

HISANG LEE                                                   5                        5                   0%

KANG KIK LEE                                                12                       12                   0%

JIN CHUL LEE                                                12                       12                   0%

LIVERPOOL HOLDING                                            8                        8                   0%

LARRY LLOYD                                                  1                        1                   0%

ELMER LOAN & KATHERINE LOAN JT TEN                           1                        1                   0%

MICHAEL L LOAN                                               1                        1                   0%

JAY P MACKENZIE                                              1                        1                   0%

LUCILLE H MACKENZIE                                          1                        1                   0%

MICHAEL B MACKENZIE                                          1                        1                   0%

NANNETTE G MACKENZIE                                         1                        1                   0%

ROLON MADSEN & RAMONA MADSEN JT TEN                          1                        1                   0%

JOE P MAHONEY                                               30                       30                   0%

PETER MARKUS                                               180                      180                   0%

GERALD MAXWARE                                               1                        1                   0%

LISA MAYER                                                 450                      450                   0%

EDWIN G MCCLELLAN                                            1                        1                   0%

MCDERMIND ST LAWRENCE SECURITIES LTD                         1                        1                   0%

BYRON T MCGREGOR & JAY L MCGREGOR JT TEN                     1                        1                   0%

                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
JAMES A MCMAHON                                              1                        1                   0%

ED MELILLO                                                  30                       30                   0%

MIDI INCORPORATED                                            1                        1                   0%

MARVIN MILLS                                                 1                        1                   0%

DONALD M MLACKER                                             1                        1                   0%

GARY K MLACKER                                               1                        1                   0%

MOTOR CARS OF SOUTH FLORIDA                                  1                        1                   0%

DIAN MOUSER                                                  1                        1                   0%

VIRGINIA E MUIR                                              1                        1                   0%

JEFF NEARY                                                   1                        1                   0%

CARL C NELSON                                                1                        1                   0%

CHRISTINE NELSON                                             1                        1                   0%

DAVID C NELSON                                               1                        1                   0%

NELSON DECORATION CENTER                                     1                        1                   0%

KENT B NELSON                                                1                        1                   0%

LARRY NEWMAN                                                 1                        1                   0%

JOHN M NOLAN                                                 1                        1                   0%

G JESSE OAKEY                                                1                        1                   0%

MYUNG KEUN OH                                                8                        8                   0%

OHR LAYEHUDIM INC                                          100                      100                   0%

LAURA OLSON                                                 14                       14                   0%

OPI PRODUCTS INC PROFIT SHARING PLAN                         3                        3                   0%

PALKOWSKI & CO                                               1                        1                   0%

DAVID PARKER                                                 1                        1                   0%

ROBERT PARSONS                                               1                        1                   0%

ROGER PELLUM                                                 1                        1                   0%


                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
TIM PERRY                                                    1                        1                   0%

RAY PETERSON                                                 1                        1                   0%

GERALDINE PEZELY                                             1                        1                   0%

NEIL R PHELPS JR                                             1                        1                   0%

LORNA H PIERCE                                               1                        1                   0%

RUSSELL V ST PIERRE                                          1                        1                   0%

VENITA L POWERS                                              6                        6                   0%

ROBERT C RAHMLOW & BEATRICE S RAHMLOW JT                     2                        2                   0%
TEN

D MICHAEL REES & JANET REES JT TEN                           1                        1                   0%

JANET REES                                                   1                        1                   0%

DAVID A REEVE                                                1                        1                   0%

HOWARD T REID                                                1                        1                   0%

BONNIE REYNOLDS                                              1                        1                   0%

DON B RILEY & V LORRAINE RILEY JT TEN                        1                        1                   0%

ROGER L RIMER & JOHN R BAILEY JR TEN COM                     1                        1

RJB CONSULTING INC                                         502                      502                   0%

JAMES S ROBB & MARY L ROBB JT TEN                            1                        1                   0%

ROBERT L ROBB & SUSAN L ROBB JT TEN                          1                        1                   0%

ARTHUR ROBBINS                                               1                        1                   0%

REBECCA ROBBINS                                              1                        1                   0%

THOMAS A ROBERTS                                             1                        1                   0%

JAMES L ROBERTSON                                            1                        1                   0%

ROCKETS RED GLARE INC                                        1                        1                   0%

W L ROSS                                                     1                        1                   0%

DANIEL K RYU                                                21                       21                   0%

                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------
CHUL HYUNG RYU                                              22                       22                   0%

MARTYN SALUSSO                                               1                        1                   0%

JOHN SAMONS                                                450                      450                   0%

SAN PEDRO SECURITIES                                         1                        1                   0%

REX SANDERS & JONI SANDERS JT TEN                            1                        1                   0%

S B INVESTMENT COMPANY                                       1                        1                   0%

H STEVEN SCHEIDELL                                           1                        1                   0%

FRED W SCHMIDT TR DTD 03\13\30                               2                        2                   0%

THOM SCHNEIDT                                                1                        1                   0%

SHAUNNA SCHOFIELD                                            1                        1                   0%

A W SCOTT JR PROFIT SHARING FUND AND                         1                        1                   0%
TRUST AGREEMENT

TEONG SOO SHIN                                               3                        3                   0%

SEOK JOO SIM                                                14                       14                   0%

IRVIN SKIBELL                                                1                        1                   0%

GEORGE S SMITH                                               1                        1                   0%

HAROLD EGBERT SMITH & CAROLYN A SMITH JT                     1                        1                   0%
TEN

SCOTT H SMITH                                                1                        1                   0%

CRAIG SNYDER                                                 1                        1                   0%

JAMES SNYDER                                                 1                        1                   0%

JOHN F SNYDER                                                1                        1                   0%

ROBERT P SNYDER                                              1                        1                   0%

LAWRENCE SOLOMON                                             3                        3                   0%

MANUS R SPANIER & ANN H SPANIER JT TEN                       1                        1                   0%

SPEAR LEEDS & KELLOG                                         1                        1                   0%

ALAN SPORN                                                 875                      875                   0%

                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------

OTTO H SPRENGER                                              1                        1                   0%

MARY R SQUIRES                                               1                        1                   0%

LINDA NANDEL STADT                                           1                        1                   0%

STATIS EQUITIES                                          1,500                    1,500                   0%

JENNIFER STEINERT                                            1                        1                   0%

J R STEPHENSON                                               1                        1                   0%

MARILYN STEVENS                                              1                        1                   0%

STRATEGICA GROUP INC                                         1                        1                   0%

PETER SZCZERBA                                             300                      300                   0%

N CARL TENNEY                                                1                        1                   0%

JOHN TENNEY                                                  1                        1                   0%

E NICKIE THIESE                                              1                        1                   0%

DAVID THOMAS & CINDY THOMAS JT TEN                           1                        1                   0%

WILLIAM C THOMPSON                                           1                        1                   0%

GEORGE A THOMPSON                                            1                        1                   0%

VERNE R TILLESEN                                             1                        1                   0%

HOWARD TONER                                                 8                        8                   0%

TRADE GROUP LIMITED                                         42                       42                   0%

ELVENA R TULLER                                              1                        1                   0%

LYNN TURNBOW                                                 1                        1                   0%

FRED D TUTTLE                                                1                        1                   0%

STEPHEN UNTERBERG                                          150                      150                   0%

BLAKE VAN LEEUWEN                                            1                        1                   0%

BRAD VAN LEEUWEN                                             1                        1                   0%

CRAIG VAN LEEUWEN                                            1                        1                   0%

GEORGE H VAN LEEUWEN & SHIRLEY VAN                           1                        1                   0%
LEEUWEN JT TEN

                                                  Beneficial                                   Approximate
                                                 Ownership of                                 Percentage of
                                                 Common Stock     Shares of Common Stock   Common Stock to be
                                                 Prior to the     Offered for Sale            Owned After
                                                   Offering       Hereby                        Offering
Name                                            --------------    -------------------      ----------------

ROBERT VARNEY                                                1                        1                   0%

VENTURE PLANNING INC                                        60                       60                   0%

THOMAS R WADDELL                                             1                        1                   0%

CLEMONS F WALKER & MICHAEL MICKELAS JT TEN                   1                        1                   0%

W MACK WALKER                                                1                        1                   0%

GERALD WALTON                                                9                        9                   0%

DOUGLAS H WEBB & DEBORAH S WEBB JT TEN                       1                        1                   0%

WESCAP                                                       1                        1                   0%

DAVID C WEST                                                 1                        1                   0%

HERSHAEL WEST                                                1                        1                   0%

PERRY WHITTINGTON & MARY S WHITTINGTON JT                    1                        1                   0%
TEN

JOANNE M WIDITZ                                             60                       60                   0%

LLOYD WILHELM                                                1                        1                   0%

JIM WILKENSON                                                1                        1                   0%

JAMES WILKINSON                                              1                        1                   0%

BETTY WILLIAMS                                               1                        1                   0%

RICHARD B WILLIAMS                                           1                        1                   0%

GENE WILLISON                                                1                        1                   0%

EDDIE MCCLELLAN TTEE TED A WINN SELF                         1                        1                   0%
EMPLOYMENT PLAN

TED A WINN & LEONA L WINN JT TEN                             1                        1                   0%

JOHN J WITKOWSKI & CAROLYN A WITKOWSKI JT                    1                        1                   0%
TEN

WLR INVESTMENTS                                              1                        1                   0%

GARY WOJTKIEWICZ                                             1                        1                   0%

A R WOLDBERG                                                 1                        1                   0%

CLIFFORD S WOLFSWINKEL                                       1                        1                   0%

DOROTHY HELEN YOUNG                                          1                        1                   0%

VINTAGE FILING, LLC                                    250,000                  250,000                   0%
-------------------                                    -------                  -------                   --

(1)   Has provided legal services to the Company within the past three years.

(2) Has provided consulting services to the Company within the past three years.

                            SK REALTY VENTURES, INC.

Organization and Development

      The Company was organized in August, 2003, as a Nevada corporation. In August, 2003, the Company acquired its wholly-owned subsidiary, J. Adam Holdings, Inc. ("J. Adam"), a Delaware corporation via the acquisition of all of the outstanding shares of J. Adam Holdings. The Company is a development stage company principally engaged, through its J. Adam subsidiary, in the business of purchasing real estate properties auctioned at tax sales and purchasing tax lien certificates from municipalities and other jurisdictions.

      Our principal executive offices are located 2209 Merrick Road; Suite 204, Merrick, NY 11566, and our telephone is (516) 683-1254. We do not have a Web site.

Business

      Founded in 2003, through our J. Adam subsidiary, we are in the business of purchasing real estate properties auctioned at tax sales and purchasing tax lien certificates from municipalities and either realizing a gain upon the redemption of the tax lien certificate by the owner of the underlying property or sale properties acquired (after foreclosing on the property in the case of a unredeemed tax lien certificate. Since our inception, we have acquired two properties in Reading, Pennsylvania via purchase at a tax auction sale.


      The Company entered the business through the acquisition on August 15, 2003 of J. Adam Holdings, Inc., a Delaware corporation, the predecessor of the Company, from non-affiliates of the Company, in exchange for the issuance of 1,800,000 newly issued shares of common stock of the Company. J. Adam Holdings was formed for the specific purpose of engaging in the purchase and sale of tax liens and tax deeds.


      Our plan is two fold. First, to purchase properties at tax sales and resell those properties for a capital gain. Second, to purchase tax lien certificates in a number of jurisdictions and realize income from holding them until they are redeemed by the owner of the underlying property or realize a capital gain by foreclosing on the property if the tax lien certificates are not redeemed. The Company will utilize a revolving credit line in the amount of $100,000 to provide financing for purchasing of additional tax lien certificates and properties.

      Tax lien certificates are sold at auction by taxing jurisdictions as a method to collect delinquent real estate taxes. Once the tax lien certificate is issued by the jurisdiction, it becomes a first lien against the real estate property and depending upon the jurisdiction, the owner of the property has a statutorily fixed period of time to pay the delinquent real estate taxes plus penalties and/or interest to the tax lien certificate holder. If the delinquent real estate taxes plus penalties and interest is not paid during such period of time, in most jurisdictions, the property is then transferred to the tax lien certificate in a form of foreclosure action.

Industry Overview

      Municipalities, counties, school districts and other jurisdictions with the statutory right to collect real estate taxes often face delinquent tax payers. Since these jurisdictions have immediate need for the revenue expected from tax levies, the legislatures in many states have passed legislation which permit the taxing jurisdictions to either foreclose upon properties and sell them at auction or sell off the right to receive the delinquent taxes. By selling off the property or the right to receive the delinquent taxes, the jurisdiction is able to provide the cash flow needed for their operations. The method varies from state to state. Normally, taxing jurisdictions in states that provide for tax lien sales, sell off the right to receive the delinquent tax payments, at public auction, in the form of a tax lien certificates. In order to encourage the purchase of the tax lien certificates by investors, most state legislatures have provided certain incentives to the purchasers, including providing the holder of a tax lien certificate with a first lien against the underlying property, a lien that is superior to the lien of a mortgage holder. Additionally, the legislatures have provided that in order for the property owner to redeem the tax lien certificate, a financial penalty or interest rate must be paid. The amount of these penalties and permissible interest vary from state to state. Finally, most states provide that the holder of a tax lien certificate, in the event that the certificate is not redeemed within a fixed redemption period, can foreclose and take ownership of the property, in a summary or administrative proceeding.

      At least 25 states permit the sale of tax lien certificates by taxing jurisdictions. Each state's statutes provide for either a penalty which is added to the outstanding real estate amount or an interest rate to be applied to the outstanding amount. In addition, each state also prescribes the amount of time that the property owner has before the tax lien certificate holder may foreclose on the property. The table below contains a summary of the laws in various states which provide for tax lien certificates. The Company, from time to time, intends to do business in each of these states.

      ------------------------------- ---------------------------------------------------------------------
      Illinois                        18% penalty per six month period on non farm land and 12% penalty per six month period on farmland.
      ------------------------------- ---------------------------------------------------------------------
      Arizona                         16% interest- Redemption period is three to five years
      ------------------------------- ---------------------------------------------------------------------
      Colorado                        9% interest above the prime rate.
      ------------------------------- ---------------------------------------------------------------------
      Delaware                        15% Penalty - One year redemption.
      ------------------------------- ---------------------------------------------------------------------
      Florida                         18% penalty per annum.
      ------------------------------- ---------------------------------------------------------------------
      Georgia                         20% penalty - one year redemption period.
      ------------------------------- ---------------------------------------------------------------------

      ------------------------------- ---------------------------------------------------------------------
      Indiana                         10% penalty if redeemed during first six
                                      months - 15% penalty if redeemed during
                                      second six months - 25% after one year.
      ------------------------------- ---------------------------------------------------------------------
      Iowa                            2% per month - Redemption period is 3 years
      ------------------------------- ---------------------------------------------------------------------
      Mississippi                     1-1/2% interest per month until redeemed. Redemption period is 2 years.
      ------------------------------- ---------------------------------------------------------------------
      New Hampshire                   18% interest per year. Two year redemption period.
      ------------------------------- ---------------------------------------------------------------------
      New Jersey                      18% interest per year. Two year redemption period.
      ------------------------------- ---------------------------------------------------------------------
      Rhode Island                    10% penalty if redeemed anytime during first six months plus 1% for each month thereafter.  One year redemption period
      ------------------------------- ---------------------------------------------------------------------
      Vermont                         12% interest - One year redemption period.
      ------------------------------- ---------------------------------------------------------------------
      Washington D. C.                1% interest per month.
      ------------------------------- ---------------------------------------------------------------------
      Wyoming                         18% interest - Four year redemption period.
      ------------------------------- ---------------------------------------------------------------------

      Pennsylvania does not sell tax lien certificates, rather, properties are sold by the state in tax foreclosure sales. The two properties currently owned by the Company were bought in such foreclosure sales.

Operations and Business Plan

      The Company will seek to purchase additional tax lien certificates at auction in various municipalities in various states. The Company will initially concentrate its efforts on purchasing properties and tax lien certificates in New Jersey and Pennsylvania. The Company has already placed substantial effort in creating a database which contains information about municipalities and other jurisdictions and their respective auction dates for properties and tax lien certificates. The Company will seek advanced lists of tax lien certificates to be offered at auction and will conduct due diligence to review the underlying properties, their condition and their potential resale or rental value.

      The Company will learn about opportunities to attend auction sales for sales of properties and tax lien certificates through published lists of upcoming auctions distributed by taxing authorities and third party publishers.

      The Company will attend auction sales of properties and tax lien certificates on a regular basis and attempt to purchase tax lien certificates on desirable property at a discounted price. It has been the experience of management, that most tax lien certificates sell at auction for at least 90% of the amount of taxes outstanding and some tax lien certificates will sell for more than 100% of the amount of taxes outstanding.

      Once the Company has become the successful bidder for one or more properties, the Company will retain a broker to resell the property. Once the Company has become the successful bidder for one or more tax lien certificates, the Company will then manage the process of collection of the amount due under the tax lien certificates, including the statutory interest and penalties. In certain circumstances, when a tax lien certificate is not redeemed by a property owner within the statutory period, the Company will seek to acquire ownership of the property via a foreclosure proceeding. The foreclosure proceedings will vary from jurisdiction to jurisdiction. Upon foreclosure, the Company will either rent the property or place the property on the market for sale.

      Once a Company has acquired a tax lien certificate, the Company will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. Once a property is foreclosed, the Company will not be able to predict how quickly it may be rented or sold. Therefore, the Company may have difficulty in predicting and maintaining cash flow.

      In order to provide adequate funding for the Company to purchase additional properties and tax lien certificates and to pay for operating expenses, the Company will need to either seek working capital in the form of loans or additional equity funding or will need to sell some or all of the properties it currently owns. Currently, the Company has obtained a line of credit agreement in the amount of $100,000 which the Company intends to use to fund the purchase of properties and tax lien certificates.

There can be no assurance that the Company will be able to obtain additional loans or equity financing on terms agreeable to the Company and there can be no assurance that the Company will be able to sell the properties that it owns either on a timely basis or at a price agreeable to the Company.


      The Company current owns four properties in Reading, PA which were acquired at tax sale auctions. Information regarding the properties is as follows:

      Location              Description                     Acquisition Cost
      --------              -----------                     ----------------
      Reading, PA           Three story brick building           $8,892
      Reading, PA           Two story brick building             $4,120
      Reading, PA           Mobile home                          $1,058
      Reading, PA           Mobile home                          $2,682

      The Company intends to sell all of its properties.

PROPERTY DESCRIPTIONS

Investment Policy

      The Company's investments will be limited to only acquiring properties in tax foreclosure sales and auctions and to acquire tax lien certificates at auction. While the Company has no set policy as to the percentage of the Company's assets which may be invested in one investment, once the Company has acquired more than four properties, the Company intends not to invest more than 25% of the Company's assets in any one property. The Company intends on investing only in real estate properties, including, office buildings, apartment buildings, shopping centers, industrial and commercial properties. The Company does not intend to become a mortgage lender, nor does the Company intend to acquire other kinds of securities.

Competition

      There is strong competition for the purchase of properties and tax lien certificates, primarily in the form of local investors and investment groups located in or near the taxing jurisdictions. There are few competitors, if any, who operate on a national basis. The Company, as it expands its operations into additional states and jurisdictions expects strong competition for the purchase of specific tax lien certificates which may result in higher prices being paid by the Company for specific tax lien certificates.

Our Credit Line Agreement

      On May 1, 2004, our wholly owned J. Adam Holdings, Inc. subsidiary executed a Secured Credit Line Agreement with Triple J Associates (the "Credit Line Agreement"). Triple J Associates is owned by our sole officer and director, Richard Miller. Pursuant to the Credit Line Agreement, Triple J Associates will make up to $100,000 available to the Company, on a revolving basis, specifically for the acquisition by the Company of real estate tax liens and real estate tax deeds. Amounts borrowed under the Credit Line Agreement will bear interest at a rate of nine percent (9%) per annum and amounts borrowed may be repaid at any time in an amount of at least $10,000. Repaid amounts may be re-borrowed by the Company. The Credit Line Agreement originally expired on December 31, 2005, at but has been extended until December 31, 2006, which time all outstanding amounts must be repaid. Amounts borrowed under the Credit Line Agreement are memorialized in a Secured Revolving Grid Promissory Note and secured by a Credit Line Mortgage and Security Agreement. There is currently an outstanding balance of $3,741 on the credit line.

Our Properties.

      The Company, through it wholly owned subsidiary, initially obtained ownership of two pieces of property in Reading, PA by bidding and paying back taxes on the county's tax sale of the property. In September, 2005, the Company acquired two additional properties in Pennsylvania at tax sales. All four properties are residential, single family dwellings and are owned in fee by the Company, without any mortgages or any encumbrances. Annual real estate taxes are less than $1,000 per property. All four properties are currently vacant and the Company has no intention to rent the properties. The Company intends to retain a broker to offer all of its properties for sale.

Government Regulation

      The purchase of tax lien certificates is regulated by statute in each state, as well as, local laws in jurisdictions. Once tax lien certificates are purchases, the Company will be subject to applicable laws and regulations regarding the collection of the outstanding amounts and the foreclosure of the property. The Company will be subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry. The operations of the Company will also be subject to regulations normally incident o business operations (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations). Although the Company will make every effort to comply with applicable regulations, it can provide no assurance of its ability to do so, nor can it predict the effect of these regulations on its proposed activities.

PROPRIETARY RIGHTS

      We currently own no copyrights, trademarks, and other intellectual property rights as critical to our success except for trade secrets related to our business methodologies, practices and tools. To protect our rights in these various intellectual properties, we rely on a combination of trade secret protection and confidentiality agreements and other contractual arrangements with our employees, clients, strategic partners, acquisition targets and others to protect our proprietary rights. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against us.

Employees


      As of December 31, 2005, we had one full time and one part time employee.


Fiscal Year

      Our fiscal year is from January 1 to December 31 of each year.

FACILITIES

      Pursuant to an oral agreement, we utilize the offices of our President, at no cost to the Company.

As we implement our business strategy, it is expected that we will acquire additional office space in the New York City metropolitan area.

LITIGATION

      We are not engaged in any litigation.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Results of Operations

      We are currently in the development stage and in the process of raising capital. All activity to date has been related to its formation and the acquisition of our J. Adam Holdings subsidiary and the two properties that it owns. Our ability to commence full operations is contingent upon obtaining adequate financial resources other than through this Offering.

Assets


Our assets consist of marketable securities and four real estate properties we have purchased in Reading, PA at tax auctions, which we intend to resell. We value the properties at our acquisition costs. The following table provides additional details on the properties.

      Location              Description                     Acquisition Cost
      --------              -----------                     ----------------
      Reading, PA           Three story brick building           $8,892
      Reading, PA           Two story brick building             $4,120
      Reading, PA           Mobile home                          $1,058
      Reading, PA           Mobile home                          $2,682

      As shown on the Company's consolidated balance sheet for the year ended December 31, 2004 and the year ended December 31, 2003, the Company had total assets of $17,800 and $37,250, respectively. The decrease in the Company's assets was related to a drop in the market value of marketable securities owned by the Company. As shown on the Company's consolidated balance sheet for the nine-month periods ended September 30, 2005 and September 30, 2004. the Company had total assets of $37,991 and $18,550 respectively. The decrease in the Company's assets was related to a drop in the market value of marketable securities owned by the Company.


Total revenue.


      We had no revenue for the years ended December 31, 2004 and December 31, 2003 and no revenues for the for the nine-month periods ended September 30, 2005 and September 30, 2004. Although the Company currently owns four properties in Pennsylvania, no revenues have been generated from these properties and there will be no revenue from any of the properties until they are rented or sold.


Operating Expenses.

      Operating expenses for the year ended December 31, 2004 were $200,036 which was composed primarily of salaries, professional fees, administrative costs and unrealized losses on investments. Operating expenses for the year ended December, 2003 were $50,300 which was composed of salary expense in the amount of $20,000 and consulting expenses in the amount of $30,300. Consulting expenses were for business development and strategic planning services related to the formation of the Company's business plan and the identification of merger and acquisition candidates.

      Operating expenses for the nine month period ended September 30, 2005, were $85,029 which consisted primarily of salaries, professional fees and administrative expenses associated with the operation of the business. Operating expenses for the nine month period ended September 30, 2004 include the amount of $174,361 which consisted primarily of salaries, professional fees and administrative expenses associated with the operation of the business.


Liquidity and Capital Resources


      Our capital requirements are dependent on several factors, including the costs of tax lien certificates acquired, the timing of redemptions of tax lien certificates and the timing of the sale of properties acquired by the Company through foreclosure. We believe that we will not generate enough cash from operations to be sufficient to fund our ongoing operations through the next twelve months. As of September 30, 2005, we had no cash and $4,500 in marketable securities on our balance sheet. We have secured financing to enable us to meet our obligations in the form of a credit line agreement which will provide up to $100,000 in debt financing from Triple J Associates, a company owned by our sole officer and director, Richard Miller. As of September 30, 2005, we had utilized $3,741 from our credit line agreement in order to finance the purchase of two additional properties in Pennsylvania in September, 2005. Although our credit line agreement initially expired on December 31, 2005, it has been extended until December 31, 2006.


      While we anticipate that the credit line arrangement will provide sufficient financing for the Company's operations and property and tax lien acquisition program, there can be no assurance that its term will be extended requiring the Company will to seek additional or alternative financing. There can be no assurance that we will be able to successfully raise such additional funds, if needed, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be dilutive to our current stockholders. The incurrence of indebtedness would result in an increase in our fixed obligations and could result in borrowing covenants that would restrict our operations. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our products or services. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition Lack of additional funds will materially affect our business and may cause us to cease operations. Consequently, stockholders could incur a loss of their entire investment in the Company.

      On November 15, 2003, the Company received 750,000 shares of restricted common stock Aampro Group, Inc. ("Aampro Group") in exchange for 200,000 shares of restricted common stock of the Company. Aampro Group is a publicly traded company listed on the Over-the-Counter Bulletin Board under the symbol "AAPO". The exchange was conducted in an arms' length transaction.


      On December 31, 2005, the closing price of Aampro Group shares was $0.005 per share.


      Our financial statements were prepared on the assumption that we will continue as a going concern. The report of our independent accountants for the year ended December 31, 2004 acknowledges that we have incurred losses in each of the last fiscal years and that we will require additional funding to sustain our operations. These conditions cause substantial doubt as to our ability to continue as a going concern. Our financial statements included herein do not include any adjustments that might result should we be unable to continue as a going concern.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers


      The following table includes the names, ages and positions of our directors and executive officers as of December 31, 2005. A summary of the background and experience of each of these individuals immediately follows the table.


Our directors and executive officers are:



Name                Age      Position
-----------------   ------   -----------------------------------------------
Richard Miller      46       Chief Executive Officer, President Director and
                             Chairman of the Board of Directors Secretary and acting Chief Financial Officer


      All directors hold office until the next annual meeting of stockholders and until their successors are duly elected or until their earlier resignation or removal. Officers are appointed to serve, subject to the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among any of our directors and officers.

      Our directors receive no cash compensation for their services as directors. Our policy is to reimburse non-employee directors for expenses actually incurred in connection with attending meetings of our board of directors. Directors and executive officers are also eligible for stock and option grants under our stock option plans as determined by our board of directors.

      Our sole officer and director, Richard Miller, devotes such time to the business of the Company as deemed necessary for its operation, which is currently approximately ten (10) hours per week. It is expected that Mr. Miller will increase the amount of time he devotes to the business of the Company after this Offering is declared effective. Mr. Miller has other business interests as a financial advisor, none of which compete with the business of the Company.

Richard Miller

Chief Executive Officer, Director and Chairman

Since 1991, Mr. Miller has been a private investor in both equities and real estate. During that period of time, Mr. Miller held no other outside employment. Prior to 1991, Mr. Miller was a vice president of equity investments at Bear Stearns and LF Rothchild. He received a B.S. degree in Economics from New York University in 1981.


EXECUTIVE COMPENSATION

      The following table sets forth the cash and other compensation we paid during the last fiscal year to our chief executive officer, president and other individuals who served as executive officers and whose total compensation was $100,000 or more.

SUMMARY COMPENSATION TABLE


Compensation in 2004 and 2005

The annual base salary as of December 31, 2005 and stock options granted to Mr. Miller during the period from inception through December 31, 2005 are set forth in the following table:


      Name and Principal Position             Annual Compensation (1)         Long-Term Compensation Awards
      ---------------------------             -----------------------         -----------------------------
                                              Salary         Cash Paid          Options           Warrants
Richard Miller                                $60,000            0                 0                 0


(1) During 2004 and 2005, unpaid compensation to Mr. Miller was accrued in the total amount of $120,000.


(2) The above table and all compensation information contained therein includes the Company's predecessor J. Adam Holdings, Inc. There was no compensation paid to employees, officer or directors of J. Adam Holdings, Inc.


                      OPTION GRANTS IN 2003, 2004 and 2005

      None of those persons listed in the previous table were granted options to purchase shares of our common stock during fiscal year 2003, 2004 and 2005.

Employment Agreements

        We have no employment contract with our sole officer.

Employee Stock Plans


      On November 1, 2003, the Board of Directors adopted the Company's "2003 Compensation Benefit Plan", under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals. Richard Miller, our sole director, voted in favor of adopting the 2003 Compensation Benefit Plan. The total number of shares as to which the Company may issue or grant options under this plan is one and one half million (1,500,000). The Company has granted 1,200,000 options under this plan as of December 31, 2005. The Company granted 300,000 options each to Barry Hawk, Stuart Davis, Milton Miller and Robert Davis, each of which have been consultants to the Company. There is no family relationship between Milton Miller and our President, Richard Miller.

The 1,200,000 options granted all are exercisable for a period of three years from issuance, at an exercise price of $0.001 per share and all of the options are fully vested. There are no material conditions to the exercise of these options other than the payment of the exercise price. The Company has realized a total compensation expense of $119,881 in connection with these options of which $30,300 was expensed in 2003, and $89,581 was expensed in 2004.


      Each of the four consultants noted above executed a Consulting Agreement which required the consultant to provide the Company with services related to developing a plan for the Company's, operations, strategic planning and business development including evaluation and analysis of the Company's marketing plans and new products and services, review of the business plans for the Company, including the review of budgets and projections, and analysis of information on a periodic basis concerning the financial performance of the Copany. Pursuant to the Consulting Agreement, each Consultant was obligated to devote such time and attention to the Company as necessary to provide the enumerated services.

Indemnification

      The Nevada Business Corporation Act provides that we may indemnify our directors, officers, employees and other agents, and persons who serve at our request as directors, officers, employees or other agents of another corporation. Subject to Nevada law, our officers and directors are not personally liable for monetary damages resulting from breaches of their fiduciary duty unless:

      o the officer or director has breached his fiduciary duty of loyalty to us or our shareholders;

      o the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

      o for any transaction from which the director or officer derived an improper personal benefit.

      Our By-Laws also provide indemnification to our directors, officers, employees and agents, including claims brought under state or Federal Securities laws, to the full extent allowable under Nevada law. We have also entered into indemnification agreements with our directors and executive officer providing, among other things, that we will provide defense cost against any such claims, subject to reimbursement in certain events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth, as of December 31, 2005, certain information concerning the beneficial ownership of each class of our voting stock held by:


      o each beneficial owner of 5% or more of our voting stock, based on reports filed with the SEC and certain other information;

      o     each of our directors;

      o     each of our executive officers; and

      o     all executive officers and directors as a group.

Name and Address(1)                   Amount and Nature of Beneficial        Percent of Common Stock
                                       Ownership of Common Stock (2)         Ownership (3)
Richard Miller                                  10,000,000                        82.98%

Officers and Directors as a Group               10,000,000                        82.98%
(one person)

(1) The address of each director, officer and principal stockholder is c/o SK Realty, Inc., 2209 Merrick Road; Suite 204, Merrick, NY 11566.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined upon the exercise of options, warrants or convertible securities.

(3) Each beneficial owner's percentage ownership is determined by assuming that stock options and warrants that are held by that person (but not those held by any other person) and which are exercisable within 60 days from the date on which beneficial ownership is to be determined have been exercised.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      There has been no established public trading market for the Company's common stock and, prior to the offering, there were not shares of the Company's common stock which would be available for sale in a public trading market. There is no current price quoted for the common stock There can be no assurance that a public trading market for the Company's common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. Although the Company intends to become eligible for quotation on the Over the Counter Bulletin Board by having a registered broker dealer submit a Form 15c211 with the National Association of Securities Dealers, there can be no assurance as to when the Company's common stock will be declared eligible for quotation on the OTCBB. In addition, while the Company's common stock may be eligible for quotation on the "Pink Sheets", the Company does not intend on pursuing having its common stock listed for quotation on the Pink Sheets. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCBB and as a result, an investor may find it difficult to dispose of any Shares purchased hereunder.

Number of Shareholders and Total Outstanding Shares


      As of December 31, 2005, there were approximately 325 holders of record of our common stock and there were shares of our common stock issued and outstanding.

      As of December 31, 2005, there were no shares of preferred stock issued and outstanding.


Dividends

      We have paid no dividends on our shares of common stock and we have no current intentions to pay dividends on our shares of common stock in the future. Any future determination to pay cash dividends on our shares of common stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other relevant factors.

DESCRIPTION OF SECURITIES

      We have summarized below the material provisions of our Articles of Incorporation, Bylaws and other instruments defining the rights of our securities holders. Our summary may not contain all of the information that is important to you. See "Where To Find Additional Information" for information about how to obtain a copy of the documents we refer to in this section.

Authorized Capital Stock

      Under our Articles of Incorporation, we are authorized to issue up to three hundred ten million (310,000,000) shares of stock consisting of the following:

      Three hundred million shares of common stock

      Ten million shares of preferred stock

Common Stock

      Shares of our common stock are not redeemable, do not have any conversion rights and are not subject to call. Holders of shares of our common stock have no preemptive, redemption, conversion or other subscription rights and are entitled to one vote per share on any matter submitted to a vote of our shareholders. Cumulative voting is prohibited in the election of directors. This means that the holders of a majority of the outstanding shares of common stock, voting for the election of directors, can elect all of our directors. In such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of shares of common stock are entitled to receive dividends, if any, as and when declared from time to time by our board of directors, out of legally available funds, but subject to the prior payment of dividends to the holders of any outstanding shares of preferred stock. Subject to the rights of the holders of preferred stock, if any, upon liquidation dissolution or winding up of our affairs, the holders of shares of our common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of all shares of our common stock. The shares of our common stock currently outstanding are validly issued, fully paid and non-assessable.

Preferred Stock

      Our Articles of Incorporation authorize our board of directors to issue up to 10,000,000 shares of preferred stock, $0.0001 par value per share. We may issue the preferred stock in one or more classes or series. Each class or series will have the voting rights, designations, preferences and relative rights as fixed by resolution of our board of directors, without the consent of our shareholders. Our preferred stock may rank senior to our common stock as to dividend rights, liquidation preferences, or both. Our preferred stock may also have extraordinary or limited voting rights.

LEGAL MATTERS

      The validity of the issuance of the common stock offered pursuant to this prospectus is being passed upon for us by Paul Goodman, Esq.

EXPERTS


      Our financial statements from inception through December 31, 2004 were audited by HJ & Associates, LLC independent certified public accountants, as set forth in their report appearing elsewhere in this prospectus and in the registration statement. Our financial statements are included in this prospectus in reliance upon such reports given upon the authority of HJ & Associates, LLC as experts in auditing and accounting.


WHERE TO FIND ADDITIONAL INFORMATION


      We have filed with the SEC a registration statement on Form SB-2 in connection with the securities offered under this prospectus. Once this registration statement has been declared effective, the Company will file with the SEC annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, as well as other reports required under the Securities Exchange Act of 1934, as amended. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. For further information you may read and copy documents at the public reference room of the SEC at 100 F. Street, N. E. Room 1580, Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC charges a fee for copies. Copies of this material should also be available through the Internet at the SEC EDGAR Archive, the address of which is http://www.sec.gov.

                         INDEX TO FINANCIAL INFORMATION


Item                                                                       Page
----                                                                       ----
Report of Independent Registered Public Accounting Firm....................F-2

Consolidated Balance Sheet as of December 31, 2004.........................F-3

Consolidated Statements of Operations and Other Comprehensive Loss
for the year ended December 31, 2004.......................................F-4

Consolidated Statements of Stockholder's Equity (Deficit)
for the year ended December 31, 2004.......................................F-5

Consolidated Statements of Cash Flows
for the year ended December 31, 2004.......................................F-6

Notes to the Consolidated Financial Statements for
for the year ended December 31, 2004.......................................F-7

Balance Sheet as of September 30, 2005....................................F-15

Statements of Operations and Other Comprehensive Loss (Unaudited)
for the six-months ended September 30, 2005...............................F-16

Consolidated Statements of Cash Flows (Unaudited)
for the six-months ended September 30, 2005...............................F-17

Notes to the Consolidated Financial Statements for September 30, 2005.....F-18

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
SK Realty Ventures, Inc. and Subsidiary
(A Development Stage Company)
Garden City, New York

We have audited the accompanying consolidated balance sheets of SK Realty Ventures, Inc. and Subsidiary (a development stage company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004, and from the date of inception on August 1, 2003 through December 31, 2003 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SK Realty Ventures, Inc. and Subsidiary (a development stage company) as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and from the date of inception on August 1, 2003 through December 31, 2003 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has generated significant losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HJ & Associates, LLC
Salt Lake City, Utah
September 26, 2005

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           Consolidated Balance Sheets

                                      ASSETS

                                                                  December 31, 2004        December 31, 2003
                                                                     ------------             ------------
CURRENT ASSETS
          Cash                                                       $         50             $         --
          Marketable Securities (Note 5)                                    6,750                   26,250
                                                                     ------------             ------------
           Total Current Assets                                             9,935                   26,250
                                                                     ------------             ------------

                    OTHER ASSETS
          Tax Deeds (Note 8)                                               11,000                   11,000
                                                                     ------------             ------------

             Total Other Assets                                            11,000                   11,000
                                                                     ------------             ------------

           TOTAL ASSETS                                              $     17,800             $     37,250
                                                                     ============             ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

             Total Current Liabilities                               $         --             $         --
                                                                     ------------             ------------

OTHER LIABILITIES
          Accrued Expenses                                                 87,820                       --
          Property Tax Payable                                              3,135                       --


             Total Other Liabilities                                       90,955                       --
                                                                     ------------             ------------

            TOTAL LIABILITIES                                              90,955                       --
                                                                     ------------             ------------
STOCKHOLDERS' EQUITY
          Preferred stock; 10,000,000 authorized at $0.0001 par
          value                                                                --                       --
          Common stock; 300,000,000 shares
          authorized at $0.0001 par value;
          12,050,240 shares issued and outstanding                          1,205                    1,205
          Additional Paid-in Capital                                      187,376                  187,326
          Deferred Consulting Expense (note 9)                                 --                  (89,581)
          Subscription receivable                                            (150)                    (150)
          Other comprehensive (loss)                                      (30,750)                 (11,250)
          Deficit accumulated during the development stage               (227,701)                 (50,300)
                                                                     ------------             ------------

                         Total stockholders' equity                       (73,135)                  37,250
                                                                     ------------             ------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $     20,935             $     37,250
                                                                     ============             ============

        The accompanying notes are an integral part of these consolidated financial statements

                     SK REALTY VENTURES, INC AND SUBSIDIARY
                          (A Development Stage Company)
       Consolidated Statements of Operations and Other Comprehensive Loss




                                                                      From Inception on
                                                For the year Ended    August 1, 2003 to
                                                 December 31, 2004    December 31, 2004
                                                ---------------------------------------
REVENUE                                          $         --            $         --
                                                 ------------            ------------

EXPENSES

   Salary                                              60,000                  50,300
   Professional Fees                                   99,401                      --
   Administrative Costs                                18,000                      --
   Property Tax Expense                                 3,135
                                                                         ------------
   Total Expenses                                     180,536                  50,300
                                                 ------------            ------------

NET LOSS                                             (180,536)                (50,300)
                                                 ------------            ------------

OTHER COMPREHENSIVE LOSS

  Change in marketable securities valuation           (19,500)                (11,250)
                                                 ------------            ------------

TOTAL COMPREHENSIVE LOSS                         $   (200,036)           $    (61,550)

BASIC LOSS PER SHARE                             $      (0.02)           $      (0.00)
                                                 ============            ============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING
                                                   12,050,240              11,901,684

        The accompanying notes are an integral part of these consolidated financial statements

                     SK Realty Ventures, Inc. and Subsidiary
                          (A Development Stage Company)
            Consolidated Statements of Stockholders' Equity (Deficit)

                                                                Additional
                         Preferred Stock    Common Stock    Paid-in Deferred Subscription Accumulated  Total
                         ---------------    ------------    ------- -------- ------------ ----------- --------
                         Shares   Amount    Shares   Amount Capital Consulting Receivable   Deficit   Equity
                         -------------------------------------------------------------------------------------
Balance, December 8,
2003                        -    $   -          -    $  -   $  -     $  -     $      -    $    -    $    -
August 1, 2003, Shares
issued to founder for       -        -    10,000,000 1,000   9,000      -            -         -      10,000
services

August 15, 2003,Shares
issued to acquire J. Adams
Holdings, Inc. at
$0.006 per share            -        -     1,800,000   180  10,970      -          (150)       -      11,000

August 1, 2003, shares
issued for legal
services
at $0.20 per share
                            -        -        50,000     5   9,995      -            -         -      10,000

November 15, 2003,
shares issued for
marketable securities
at $0.188 per share         -        -       200,000    20  37,480      -            -         -      37,500

November 15, 2003,
options granted
for consulting
services                    -        -          -      -   119,881 (89,581)          -         -      30,300

Net loss for the year
ended 12/31/03              -        -          -      -       -        -            -     (50,300)  (50,300)
                         -------------------------------------------------------------------------------------

Balance, December 31,
2003                        -        -    12,050,000 1,205 187,326 (89,581)        (150)   (50,300)   48,500

Rounding shares from purchase of AAMPRO
                                                 240

Contributed Capital
                                                                50                                       50

Expense of deferred
consulting                                                          89,581                            89,581

Net loss for the year
ended 12/31/04              -        -          -      -       -                          (180,536) (180,536)
                         -------------------------------------------------------------------------------------

Balance, December 31, 2004
                            -        -    12,050,240 1,205 187,376      -          (150)  (230,836)  (42,405)
                         =====================================================================================

                     SK Realty Ventures, Inc. and Subsidiary
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flow


                                                                                 From Inception
                                                                                  on August 1,
                                                                                    2003 to
                                                         For the year Ended       December 31,
                                                          December 31, 2004           2003
                                                         -------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net Loss                                                    (180,536)              (50,300)
   Adjustments to reconcile net loss to net cash
                     used by operating activities:
     Stock issued for services                                       --                20,000
     Amortization of deferred consulting expense                     --                30,300
     Changes in operating assets and liabilities:
                      Increase in accrued expenses               87,820                    --
                            Property Taxes Payable                3,135
                                                           ------------          ------------
   Net Cash Used by Operating Activities                        (89,581)                   --
                                                           ------------          ------------


CASH FLOWS FROM INVESTING ACTIVITIES                                 --                    --
                                                           ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES

    Additional Paid-in Capital                                       50                    --
    Deferred Consulting Expense                                  89,581                    --
                                                           ------------          ------------

   Net Cash Used by Financing Activities                         89,631                    --
                                                           ------------          ------------

Net increase in cash                                                 50                    --
                                                           ------------          ------------

Cash at beginning of period                                          --                    --
Cash at end of period                                      $         50          $         --
                                                           ============          ============


SUPPLEMENTAL CASH FLOW INFORMATION
    Cash paid for interest                                 $         --          $         --
    Cash paid for income taxes                             $         --          $         --


NON-CASH INVESTING AND FINANCING ACTIVITIES
    Stock for assets                                       $         --          $     48,650
    Stock issued for services                              $         --          $     20,000


        The accompanying notes are an integral part of these consolidated financial statements

                            SK REALTY VENTURES, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2004


NOTE 1 -  ORGANIZATION AND CORPORATE HISTORY

          The Company was incorporated on August 1, 2003, under the name of SK Realty Ventures, Inc. Since its inception it has not engaged in a significant business activity and is considered to be a development stage company. The articles of incorporation of the Company state that its purpose is to engage in the business of making investments and acquisition of assets, properties and businesses and to engage in any an all other lawful business.

          On August 15, 2003 the Company acquired all of the outstanding shares of J Adam Holdings, Inc. (J Adam). J Adam's was incorporated in Delaware on May 3, 2002. In November J Adam's acquired the Tax Deeds assets (Note 8). J Adam's had no other activity.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a.  Recognition of Income

          The Company recognizes income and expenses on the accrual basis of accounting. The fiscal year of the Company ends on December 31.

          b.  Basic Income Per Share

          The computation of basic income per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements as follows:

                                                               December 31, 2004
                                                               -----------------

          Numerator - (loss)                                     $   (180,536)
          Denominator - weighted average number of
            shares outstanding                                     12,050,240
          Loss per share                                         $      (0.02)

                                                               December 31, 2003
                                                               -----------------

          Numerator - (loss)                                     $    (50,300)
          Denominator - weighted average number of
            shares outstanding                                     11,901,684
          Loss per share                                         $      (0.00)

          c.  Provision for Taxes

          Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

          Net deferred tax asset consists of the following components as of December 31, 2004 :

                                                                        2004
                                                                     -----------
           Deferred tax assets                                           10,849
           NOL Carryover                                             $        -
                                                                              -
           Deferred tax liabilities                                           -

           Valuation allowance                                          (10,849)

           Net deferred tax asset                                    $      0-

           The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2004 due to the following:


                                                                         2004
                                                                     -----------
           Book Loss                                                  $   69,186
           Accrued compensation                                         (58,336)
           Valuation allowance                                          (10,850)

                                                                      $        0

           At December 31, 2004, the Company had no net operating loss carryforwards that may be offset against future taxable income.

           Net deferred tax asset consists of the following components as of December 31, 2003 :

                                                  2004                  2003
                                               -----------          -----------

           Deferred tax assets
           NOL Carryover                       $   (10,850)         $         -
                                               -------------        -----------
           Deferred tax liabilities
           Valuation allowance                 $    10,850          $         -
           Net deferred tax asset              $         0          $         -

           d.  Cash and Cash Equivalents

           The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

           e.  Estimates

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         SK REALTY VENTURES, INC.
                       (A Development Stage Company)
              Notes to the Consolidated Financial Statements
                             December 31, 2004


NOTE 3 -   GOING CONCERN


           The financial statements are presented on the basis that the Company is a going concern. A going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred significant losses from operations, which raise substantial doubt about its ability to continue as a going concern.

           Management is presently pursuing additional financing through borrowing and issuing shares to pay for expenses. The ability of the Company to achieve its operating goals and to obtain such additional finances, however, is uncertain. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

NOTE 4 -   NEWLY ISSUED ACCOUNTING PRONOUNCMENTS

           In December 2004 the FASB issued SFAS No. 123R, a revision to SFAS 123 "Accounting for Stock Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R established the accounting treatment for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS 123R requires the Company to value the share-based compensation based on the classification of the share-based award. If the share-based award is to be classified as a liability, the Company must re-measure the award at each balance sheet date until the award is settled. If the share-based award is to be classified as equity, the Company will measure the value of the share-based award on the date of grant but the award will not be re-measured at each balance sheet date. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18 "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R is effective for small business issuers as of December 15, 2005. All public companies must use either the modified prospective or modified retrospective transition method. Under the modified prospective method, awards that are granted, modified, or settled after the date of adoption should be measured and accounted for in accordance with SFAS 123R. Unvested equity classified awards that were granted prior to the effective date should continue to be accounted for in accordance to SFAS 123 except that the amounts must be recognized in the statement of operations. Under the modified retrospective method, the previously reported amounts are restated (either to the beginning of the year of adoption or for all periods presented) to reflect SFAS 123 amounts in the statement of operations. Management is in the process of determining the effect SFAS 123R will have upon the Company's financial position and statement of operations.

           In March 2005, the FASB issued Staff Accounting Bulletin No. 107 ("SAB 107") which provides additional guidance to the new stock option expensing provisions under SFAS 123(R). SAB 107 acknowledges that fair value estimates cannot predict actual future events and as long as the estimates are made in good faith, they will not be subsequently questioned no matter what the actual outcome. Historical volatility should be measured on an unweighted basis over a period equal to or longer than the expected option term or contractual term, depending on the option-pricing model that is used. Implied volatility is based on the market prices of a company's traded options or other financial instruments with option-like features, and is derived by entering the market price of the traded option into a closed-form model and solving for the volatility input. SAB 107 provides additional guidance for companies when estimating an option's expected term. In general, companies are not allowed to consider additional term reduction and the option term cannot be shorter than the vesting period. Companies are permitted to use historical stock option exercise experience to estimate expected term if it represents the best estimate for future exercise patterns. SAB 107 provides that companies should enhance MD&A disclosures related to equity compensation subsequent to adoption of Statement 123(R). SAB 107 provided that companies should provide all disclosures required by Statement 123 (R) in the first 10-Q filed after adoption of the new rules.

           In December 2004, the FASB issued Staff Position No. FAS 109-1 ("FAS 109-1"), "Application of FASB Statement No. 109, "Accounting for Income Taxes," to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 ("AJCA"). The AJCA introduces a special 9% tax deduction on qualified production activities.

           In December 2004 the FASB issued SFAS No. 153, "Exchanges of non-monetary Assets - An Amendment of APB Opinion No. 29". The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. Companies must apply the standard prospectively. Management is in the process of determining the effect, if any, SFAS No. 153 will have upon the Company's financial position, results of operations or cash flows.

NOTE 5 - INVESTMENT IN MARKETABLE SECURITIES

           The following is a summary of the Company's investment in available-for-sale securities as of December 31, 2004:

                                                                           Available-for-Sale
                                                            Gross               Gross
                                                         Unrealized           Unrealized            Fair
                                                            Gains               Losses              Value
                                                                                 2004
           Equity securities - free trading              $      --            $   30,750           $  6,750

           Changes in the unrealized gain (loss) on available-for-sale securities during the years ended December 31, 2004 reported as a separate component of stockholders' equity are as follows:

                                                               For the Year          For the Year
                                                             Ended December 31,   Ended December 31,
                                                                   2004                  2003
                                                             ------------------   ------------------
            Beginning balance                                       26,250                37,500
            Increase in unrealized holding gains (losses)          (19,500)              (11,250)
            Ending balance                                           6,750                26,250

NOTE 6 - PREFERRED STOCK

      The Company has authorized up to 10,000,000 shares of preferred stock with a par value of $.0001 per share. The preferred stock can be issued in various series with varying dividend rates and preferences. At December 31, 2004, there are no issued series or shares of preferred stock.

NOTE 7 -   OUTSTANDING STOCK OPTIONS

           FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which was amended by SFAS No. 148 requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No.
           123. The Company estimated the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following assumptions used for grants during 2003: dividend yield of zero percent, expected volatility of 13.12 percent, risk-free interest rate of 2.625 percent, and expected life of 0.25 years. As a result of applying SFAS No. 123, the Company incurred an expense for services rendered by non-employees, which is included in salary and consulting expense on the statement of operations for the year ended December 31, 2003.

           On November 1, 2003, the Board of Directors of the Company adopted "The 2003 Compensation Benefit Plan, under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals. The total number of shares as to which the Company may issue or grant options under this plan is one and one half million (1,500,000). The Company has granted 1,200,000 shares under this plan.

NOTE 7 -   OUTSTANDING STOCK OPTIONS (Continued)

           A summary of the status of the Company's stock option plan as of December 31, 2003 and December 31, 2003 and changes during the years are presented below:

                                                                                          Weighted
                                                                                          Average
                                                                         Shares        Exercise Price
                                                                       ---------       --------------
              Outstanding, January 1, 2004                             1,200,000          0.0001
                   Granted                                                    --              --
                   Canceled/Expired                                           --              --
                   Exercised                                                  --              --

              Outstanding, December 31, 2004                           1,200,000

              Exercisable, December 31, 2004                           1,200,000

                                                                                          Weighted
                                                                                          Average
                                                                         Shares        Exercise Price
                                                                       ---------       --------------

              Outstanding, January 1, 2003                             1,200,000           0.0001
                   Granted                                                    --              --
                   Canceled/Expired                                           --              --
                   Exercised                                                  --              --

              Outstanding, December 31, 2003                           1,200,000

              Exercisable, December 31, 2003                             600,000



NOTE 8-    TAX DEEDS

           The Company, through it wholly owned subsidiary, obtained ownership of two pieces of property in Reading, PA by bidding and paying back taxes on the county's tax sale of the property. The value of the property is the cost paid to the county to obtain the rights to the property.


NOTE 9 -   EXPENSING OF DEFERRED COMPENSATION

           The Company during the year ended December 31, 2004 took an expense in the amount of $89,581 representing deferred employee compensation which accrued but was not paid.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                   (Unaudited)

                                     ASSETS

                                                                          For the Nine
                                                                          Months Ended
                                                                          September 30,
                                                                              2005
                                                                           ---------
CURRENT ASSETS

  Cash                                                                     $      --
  Prepaid expenses                                                            18,750
  Marketable securities                                                        4,500
                                                                           ---------

   Total Current Assets                                                       23,250
                                                                           ---------

OTHER ASSETS

  Tax Deeds                                                                   14,741
                                                                           ---------

   Total Other Assets                                                         14,741
                                                                           ---------

   TOTAL ASSETS                                                            $  37,991
                                                                           =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

   Total Current Liabilities                                               $      --
                                                                           ---------

OTHER LIABILITIES

  Accrued expenses                                                           165,838
  Line of credit                                                               3,741
  Property taxes payable                                                       3,846
                                                                           ---------

   Total Other Liabilities                                                   173,425
                                                                           ---------

     Total Liabilities                                                       173,425
                                                                           ---------

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock; 10,000,000 authorized at $0.0001 par value                     --
  Common stock: 300,000,000 shares authorized at $.0001
    par value, 12,300,240 shares issued and outstanding                        1,230
  Additional paid-in capital                                                 212,351
  Subscription receivable                                                       (150)
  Other comprehensive (loss)                                                 (13,500)
  Deficit accumulated during the development stage                          (335,365)
                                                                           ---------

   Total Stockholders' Equity (Deficit)                                     (135,434)
                                                                           ---------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  (DEFICIT)                   $  37,991
                                                                           =========

       The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
             Consolidated Statements of Operations and Other Comprehensive Loss
                                   (Unaudited)



                                                     Nine                  Nine          From Inception on
                                                 Months Ended          Months Ended      August 1, 2003 to
                                               September 30,2005    September 30,2004    September 30, 2005
                                                 ------------         ------------         ------------
REVENUE                                          $         --         $         --         $         --
                                                 ------------         ------------         ------------

EXPENSES

  Salary                                               45,000               45,000              155,300
  Bank charges                                             50                   --                   50
  Professional fees                                    25,768               89,581              125,169
  Administrative costs                                 13,500               21,030               31,500
  Taxes                                                   711                   --                3,846
                                                 ------------         ------------         ------------

   Total Expenses                                      85,029              155,611              315,865
                                                 ------------         ------------         ------------

NET LOSS                                              (85,029)            (155,611)            (315,865)
                                                 ------------         ------------         ------------

OTHER COMPREHENSIVE LOSS

  Change in marketable securities valuation            (2,250)             (18,750)             (33,000)
                                                 ------------         ------------         ------------


TOTAL COMPREHENSIVE LOSS                         $    (87,279)        $   (174,361)            (348,865)
                                                 ============         ============         ------------

BASIC LOSS PER SHARE                             $      (0.01)        $      (0.01)        $      (0.03)
                                                 ============         ============         ============

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                               12,091,448           11,901,684            9,945,851
                                                 ============         ============         ============


        The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)



                                                               Nine                  Nine          From Inception on
                                                           Months Ended          Months Ended      August 1, 2003 to
                                                         September 30,2005    September 30,2004   September 30, 2005
                                                           ------------          ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                 $    (85,029)         $   (155,611)         $   (315,865)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
   Stock issued for services                                         --                    --                20,000
   Amortization of deferred consulting expense                       --                89,581                30,300
   Marketable securities                                             --                    --                    --
   Property tax payable                                             711                    --                 3,846
   Prepaid expenses                                               6,250                    --                 6,250
  Changes in operating assets and liabilities:
   Increase in accrued expenses                                  78,018                66,080               165,838
   Deferred consulting                                               --                    --                89,581
                                                           ------------          ------------          ------------

     Net Cash Provided (Used) by Operating Activities               (50)                   50                   (50)
                                                           ------------          ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Tax deeds                                                      (3,741)                   --                (3,741)
                                                           ------------          ------------          ------------

   Net Cash Used by Investing Activities                         (3,741)                   --                (3,741)
                                                           ------------          ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Line of credit                                                  3,741                    --                 3,741
  Additional paid in capital                                         --                    --                    50
                                                           ------------          ------------          ------------

   Net Cash Used by Financing Activities                          3,741                    --                 3,791
                                                           ------------          ------------          ------------

INCREASE (DECREASE) IN CASH                                         (50)                   50                    --

CASH AT BEGINNING OF PERIOD                                          50                    --                    --
                                                           ------------          ------------          ------------

CASH AT END OF PERIOD                                      $         --          $         50          $         --
                                                           ============          ============          ============

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES

CASH PAID FOR:

  Interest                                                 $         --          $         --          $         --
  Income taxes                                             $         --          $         --          $         --

NON-CASH FINANCING AND INVESTING ACTIVITIES

  Stock for assets                                         $         --          $         --          $     48,650
  Stock issued for services                                $     (6,250)         $         --          $     26,250
  Net change in unrealized holding
    loss on investment                                     $         --          $    (18,750)         $    (33,000)

        The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                       Notes to the Consolidated Financial Statements
                               September 30, 2005

NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's December 31, 2004 audited financial statements and notes thereto. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

NOTE 2 - GOING CONCERN

         The Company's consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

         In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

         The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3-  OUTSTANDING STOCK OPTIONS

         On November 1, 2003, the Board of Directors of the Company adopted "The 2003 Compensation Benefit Plan, under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals. The total number of shares as to which the Company may issue or grant options under this plan is one and one half million (1,500,000). The Company has granted 1,200,000 shares under this plan.

         A summary of the status of the Company's stock option plan as of September 30, 2005 and changes during the period are presented below:


                                                      Weighted
                                                       Average        Exercise
                                                       Shares           Price
                                                    ------------    -----------
         Outstanding, December 31, 2004                1,200,000    $    0.0001

            Granted                                           --             --
            Canceled/Expired                                  --             --
            Exercised                                         --             --
                                                    ------------    -----------

         Outstanding, September 30, 2005               1,200,000
                                                    ------------

         Exercisable, September 30, 2005               1,200,000
                                                    ============

NOTE 4-  CREDIT LINE

         An analysis of the related party line of credit of the Company as of September 30, 2005 is shown below:

                                                      Line of          Debt
                                                       Credit       Outstanding
                                                    ------------    -----------
         Revolving Credit Line                      $    100,000    $     3,741

         The Company entered into a revolving credit promissory note with a related party on May 1, 2004. The revolving credit line is for $100,000 with an annual interest rate of 9%. As of September 30, 2005, the Company has drawn $3,741 on the credit line.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Filing Fee -- Securities and Exchange Commission             $    25.00
    Fees and Expenses of Accountants                           5,000.00
    Fees and Expenses of Counsel                              15,000.00
    Printing Expenses                                          1,000.00
Miscellaneous Expenses                                           500.00
                                                             ----------
              Total                                          $21,525.00
                                                             ==========

Item 26. Recent Sales of Unregistered Securities.

      On August 1, 2003, Registrant sold 10,000,000 shares of restricted common stock to Richard Miller, the founder of the Company at a price of $.0001 per share.

      On August 1, 2003, Registrant sold 50,000 shares of restricted common stock for legal services at a price of $.20 per share.

      Each of the sales listed above was made either for cash or for services. Sales for which the consideration was services were made in reliance upon the exemption from registration provided by Rule 701 adopted pursuant to Section 3(b) of the Securities Act of 1933. Sales for which the consideration was cash were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933. The persons who acquired shares for services, and the Subscription Agreement and Investment Representations executed by persons who acquired shares for cash, and based upon the pre-existing relationship between the cash subscribers and the Company's officers and directors, the Company had reasonable grounds to believe immediately prior to making an offer to the private investors, and did in fact believe, when such subscriptions were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

      On August 15, 2003, Registrant sold 1,800,000 shares of restricted common stock to the stockholders of J. Adam in connection with the purchase of all of the issued an outstanding shares of J. Adam. The shareholders of J. Adam were Gwenn Simon, Milton Miller, Barry Hawk, Gerald Hawk, Robert Davis, Stuart Davis and Steven Zeitchik.

      Each of the sales listed above were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933 and based upon the pre-existing relationship between the stockholders of J. Adam and the Company's officers and directors, the Company had reasonable grounds to believe immediately prior to making an offer to such individuals, and did in fact believe, when such subscriptions were accepted, that such individuals (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

      On November 15, 2003, the Registrant issued 200,000 shares of restricted common stock in exchange for 750,000 shares of restricted common stock to Aampro Group, Inc., a publicly traded company.

      The sale listed above was made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933. The Company had reasonable grounds to believe immediately prior to making an offer to the private investor, and did in fact believe, when such subscription was accepted, that such purchaser (1) was purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchaser had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

      In November, 2003, the Company issued 1,200,000 options to consultants under the Company's 2003 Compensation Benefit Plan, under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals, specifically, Barry Hawk, Stuart Davis, Milton Miller and Robert Davis, each of which have been consultants to the Company.

      In September, 2005, the Company issued 250,000 to a vendor of printing services in connection with services provided to the Company.

      Each of the sales listed above were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933 and based upon the pre-existing relationship between the stockholders of J. Adam and the Company's officers and directors, the Company had reasonable grounds to believe immediately prior to making an offer to such individuals, and did in fact believe, when such subscriptions were accepted, that such individuals (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Item 27. Exhibits


Exhibit
Number            Document
------------      ------------------------
3.1               Articles of Incorporation of SK Realty Ventures, Inc.*
3.2               By-laws *
5.1               Legal Opinion of Paul Goodman, Esq.
10.1              Secured Credit Line Agreement**
10.2              Credit Line Mortgage and Security Agreement**
10.3              Secured Revolving Credit Grid Promissory Note**
10.4              Consulting Agreement with Barry Hawk
10.5              Consulting Agreement with Stuart Davis
10.6              Consulting Agreement with Milton Miller
10.7              Consulting Agreement with Robert Davis
10.8              Extension Agreement for Credit Line Mortgage and
                  Security Agreement
21                Subsidiaries of Registrant *
23                Consent of HJ & Associates, LLC


*                 Included in Form SB-2 filed April 28, 2004.
**                Included in Amendment No. 1 to Form SB-2 filed July 29, 2004.


Item 28. Undertakings

The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any additional or changed material information on the plan of distribution.

      2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Merrick, State of New York, on the 20th day of January, 2006.


                                    SK Realty Ventures, Inc.
                                    a Nevada corporation (Registrant)

                                    By: /s/ Richard Miller
                                    Chief Executive Officer, Acting Principal
                                    Accounting Officer and Acting Principal
                                    Financial Officer



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 20th day of January, 2006 by the following persons in the capacities indicated.


Signature                           Title
--------                            --------

/s/ Richard Miller                  Chief Executive Officer, President,
                                    Acting Principal Accounting Officer
                                    and Director

                                  EXHIBIT INDEX


Exhibit
Number           Document
------------     ------------------------
3.1              Articles of Incorporation of SK Realty Ventures, Inc.*
3.2              By-laws *
5.1              Legal Opinion of Paul Goodman, Esq.
10.1             Secured Credit Line Agreement**
10.2             Credit Line Mortgage and Security Agreement**
10.3             Secured Revolving Credit Grid Promissory Note**
10.4             Consulting Agreement with Barry Hawk
10.5             Consulting Agreement with Stuart Davis
10.6             Consulting Agreement with Milton Miller
10.7             Consulting Agreement with Robert Davis
10.8             Extension Agreement for Credit Line Mortgage and
                 Security Agreement

21               Subsidiaries of Registrant *
23.              Consent of HJ & Associates, LLC
24               Power of Attorney (included in Part II of the
                 Registration Statement)


*                Included in Form SB-2 filed April 28, 2004.
**               Included in Amendment No. 1 to Form SB-2 filed July 29, 2004.
***              Included in Amendment No. 3 to Form SB-2 filed January 6, 2005.